EXHIBIT 32

CERTIFICATION

(Pursuant to 18 U.S.C. Section 1350)

The undersigned hereby certifies that, to his knowledge, (i) the Quarterly Report on Form 10-Q filed by First Citizens Bancorporation, Inc. (the “Company”) for the quarter ended September 30, 2004, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition at September 30, 2004, September 30, 2003 and December 31, 2003, and the results of operations of the Company for the quarters ended September 30, 2004 and September 30, 2003 .

Date: November 9, 2004	/s/ Jim B. Apple
Jim B. Apple
Chief Executive Officer

Date: November 9, 2004	/s/ Craig L. Nix
Craig L. Nix
Chief Financial Officer